Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 6, 2014 relating to the consolidated financial statements of MicroVision, Inc., which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern emphasis, included in MicroVision, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Moss Adams LLP

Seattle, Washington
March 13, 2014